                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We  consent to the  reference  to our firm under the  caption  "Experts"  in the
Registration  Statement (Form S-8 No.  333-00000)  pertaining to the 2001 Equity
Incentive  Plan of  Lynch  Corporation  and to the  incorporation  by  reference therein of our report dated March 16, 2005, except as to Note 4, as to which the date is March 31, 2005, with respect to the  consolidated  financial  statements and schedules of Lynch Corporation included in its Annual Report (Form 10-K) for the year  ended  December  31,  2004  filed  with the  Securities  and  Exchange
Commission.

Providence, Rhode Island
December 22, 2005

                                                           /s/ Ernst & Young LLP
                                                           ERNST & YOUNG LLP